EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8, Number 33-15064, dated June 17, 1987) pertaining to the Chemical Financial Corporation 1987 Award and Stock Option Plan, (2) the Registration Statement (Form S-8, Number 33-40792, dated May 21, 1991) pertaining to the Chemical Financial Corporation 401(k) Savings Plan and in the related Prospectus, (3) the Registration Statement (Form S-8, Number 333-38511, dated October 22, 1997) pertaining to the Chemical Financial Corporation 1997 Stock Incentive Plan, (4) the Registration Statement (Form S-8, Number 333-70225, dated January 7, 1999) pertaining to the Chemical Financial Corporation 1998 Stock Purchase Plan for Subsidiary Directors, (5) the Registration Statement (Form S-8, Number 333-56482, dated March 2, 2001) pertaining to the Chemical Financial Corporation Stock Option Plan for Holders of Shoreline Financial Corporation, (6) the Registration Statement (Form S-8, Number 333-84862, dated March 25, 2002) pertaining to the Chemical Financial Corporation Stock Purchase Plan for Subsidiary Directors, (7) the Registration Statement (Form S-3, Number 333-109184, dated September 26, 2003) pertaining to the registration of 300,000 Chemical Financial Corporation common shares for the Chemical Financial Corporation Dividend Reinvestment Plan and (8) the Registration Statement (Form S-8, Number 333-110922, dated December 4, 2003) pertaining to the Chemical Financial Corporation Stock Option Plan for Option Holders of Caledonia Financial Corporation of our report dated January 31, 2004 with respect to the consolidated financial statements of Chemical Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2003.

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 33-40792, dated May 21, 1991) of our report dated February 5, 2004 with respect to the financial statements and schedules of the Chemical Financial Corporation 401(k) Savings Plan included in the Annual Report (Form 10-K) for the year ended December 31, 2003

We consent to the incorporation by reference in the Registration Statement (Form S-8, Number 333-84862, dated March 25, 2002) of our report dated January 30, 2004 with respect to the financial statements of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary Directors included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

March 10, 2004
Detroit, Michigan